UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2007 (June 6, 2007)
Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: FIRST QUARTER 2007 REPORT TO SHAREHOLDERS
EX-99.2: INVESTOR PRESENTATION

Item 8.01 Other Events
     First Quarter 2007 Report to Shareholders
     In June 2007, Connecticut Water Service, Inc. (the “Company”) mailed its first quarter 2007 report to shareholders. Copies of the Company’s quarterly reports to shareholders may be obtained at the Company’s website, under the tab entitled “Investor Info” – “Quarterly Reports to Shareholders”.
     A copy of the Company’s first quarter 2007 report to shareholders is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
     Investor Presentation
     From time to time, members of the Company’s senior management present information about the Company to investors. On June 6, 2007, Eric W. Thornburg, the Company’s Chairman, President and Chief Executive Officer, made a presentation to investors at the Profiting in the Water Industry conference held in New York, N.Y. sponsored by IncreMental Advantage. Such material may be presented to investors in the future.
     A copy of the Company’s investor presentation dated June 2007 is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     The following are filed herewith as exhibits
     (c) Exhibits
99.1	Company first quarter 2007 report to shareholders, dated June 2007.

99.2	Company investor presentation, dated June 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: June 11, 2007	By:	/s/ David C. Benoit
Name: David C. Benoit
Title: Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company first quarter 2007 report to shareholders, dated June 2007.

99.2	Company investor presentation, dated June 2007.